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EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

     Name                                   Jurisdiction of Incorporation
     ----                                   -----------------------------
Packeteer, Inc,                                        Delaware
Packeteer Holdings, Inc.                               Delaware
Packeteer International Inc,                           Delaware
Packeteer Caymans                                       Cayman
Packeteer K.K.                                          Japan
Packeteer Asia Pacific Limited                        Hong Kong
Packeteer Europe B.V.                              The Netherlands
Packeteer Technologies                                  Canada
Packeteer Australia Pty Limited                       Australia
Packeteer UK Ltd.                                   United Kingdom


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